UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2016 (September 30, 2016)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3025 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of Director

On September 30, 2016, the Board of Directors (the “Board”) of Armstrong Flooring, Inc. (the “Company”) increased the size of the Board by one director and appointed Mr. Michael W. Malone to fill the newly-created vacancy, effective on October 1, 2016. The Board also appointed Mr. Malone to its Audit Committee. In accordance with Article Fifth, Section (d) of the Company’s Certificate of Incorporation, Mr. Malone will serve as a Class I director until the Company’s next annual meeting of the stockholders.

Mr. Malone, 58, was the Vice President – Finance and Chief Financial Officer of Polaris Industries Inc. (“Polaris”) from January 1997 through July 2015, and retired from Polaris in March 2016. From January 1997 to January 2010, Mr. Malone also served as Corporate Secretary of Polaris. Mr. Malone was Vice President and Treasurer of Polaris from December 1994 to January 1997 and was Chief Financial Officer and Treasurer of the predecessor company of Polaris from January 1993 to December 1994. Mr. Malone joined Polaris in 1984 after four years with Arthur Andersen L.L.P. Mr. Malone has served as a member of the Board of Directors of Don Stevens LLC, a privately-held regional distributor of commercial HVAC and refrigeration equipment, since 2011.

There are no family relationships between Mr. Malone and other directors or officers of the Company.

The Board also (i) determined that Mr. Malone qualifies as an “independent director” pursuant to the rules of the NYSE and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding independence of members of the Board and has affirmatively determined that Mr. Malone satisfies such independence requirements, and (ii) designated Mr. Malone as an “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K, based on the Board’s evaluation of his knowledge of accounting, qualifications and experience and determination that he has appropriate experience or background which results in his financial sophistication in accordance with the additional audit committee requirements of the New York Stock Exchange (the “NYSE”).

On October 3, 2016, the Company issued a press release relating to the appointment of Mr. Malone to the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with his appointment, the Board approved a grant to Mr. Malone of restricted stock units of the Company representing a total value of $107,397.00. The exact amount of restricted stock units underlying the grant to Mr. Malone will be based on the October 3, 2016 closing share price of the Company’s common stock, as reported on the NYSE. The value and amount of restricted stock units have been pro-rated to correspond to the period of time to be served by Mr. Malone between his appointment and the Company’s next annual meeting of stockholders. The grant of restricted stock units will be made in accordance with the terms of the Company’s 2016 Directors Stock Unit Plan.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On October 3, 2016, the Company issued a press release relating to the appointment of Mr. Malone to the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Armstrong Flooring, Inc. dated October 3, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: October 3, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Armstrong Flooring, Inc. dated October 3, 2016